Exhibit 10.1
SUBSCRIPTION AGREEMENT
Citizens, Inc.
400 East Anderson Lane
Austin, Texas 78752
The undersigned (the “Investor”) hereby confirms its agreement with you as follows:
1. This Subscription Agreement (this “Agreement”) is made as of the date set forth below between Citizens, Inc., a Colorado corporation (the “Company”), and the Investor.
2. The Company has authorized the sale and issuance to certain investors of up to 3,200,000 shares (the “Shares”) of its Class A common stock, no par value (the “Common Stock”), for a purchase price of $7.00 per Share (the “Purchase Price”).
3. The offering and sale of the Shares (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-3 (including the base prospectus, dated June 22, 2007, contained therein (the “Base Prospectus”) and the exhibits thereto and the documents incorporated therein by reference, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended), that have been or will be filed with the Commission by the Company and delivered to the Investor on or prior to the date hereof, and (c) one or more preliminary prospectus supplements that have or will be filed with the Commission and delivered to the Investor on or prior to the date hereof (together with the Base Prospectus, collectively, the “Time of Sale Prospectus”), and (d) a final prospectus supplement (the “Final Prospectus Supplement” and, together with the Time of Sale Prospectus, collectively, the “Final Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that will be filed with the Commission and delivered, or otherwise made available to the Investor by the filing of an electronic version thereof with the Commission, to the Investor along with the Company’s counterpart to this Agreement.
4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares as set forth below for the aggregate purchase price set forth below. The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by Oppenheimer & Co. Inc. (“Oppenheimer”) and KeyBanc Capital Markets Inc. (each, a “Placement Agent” and, collectively, the “Placement Agents”) named in the Time of Sale Prospectus as placement agents and that there is no minimum offering amount.
5. The manner of settlement of the Shares purchased by the Investor shall be determined by such Investor as follows (check one):

[___] A.	Delivery by electronic book-entry at The Depository Trust Company (“DTC”), registered in the Investor’s name and address as set forth below, and released by U.S. Stock Transfer

Corporation, the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Closing. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:
(I)	DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

Escrow Agent:	American Stock Transfer and Trust Company
Bank Name:	JPMorgan/Chase
ABA #	021 000 021
Cust A/C #	323 062 539
A/C Name	American Stock Transfer and Trust Company as Escrow Agent for Citizens, Inc.
—OR—

[___] B.	Delivery versus payment (“DVP”) through DTC (i.e., the Company shall deliver Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent to the Investor at the Closing directly to the account(s) at Oppenheimer identified by the Investor and simultaneously therewith payment shall be made from such account(s) to the Company through DTC). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:
(I)	NOTIFY OPPENHEIMER OF THE ACCOUNT OR ACCOUNTS AT OPPENHEIMER TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(II)	CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT OPPENHEIMER TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR.
—OR—

[___] C.	Delivery to the Investor’s custodial account (i.e., the Company shall deliver Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent to the Investor at the Closing directly to the account(s) at the custodian identified by the Investor and promptly thereafter payment shall be made to the Company). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL NOTIFY OPPENHEIMER OF THE ACCOUNT OR ACCOUNTS TO BE

CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR AND THE CUSTODIAN AT WHICH SUCH ACCOUNT OR ACCOUNTS ARE MAINTAINED.
IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.
6. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a NASD member or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Shares, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)
7. The Investor represents that it has received, or has been able to obtain on the Commission’s website, prior to or in connection with the receipt of this Agreement, (a) the Base Prospectus, and the exhibits thereto and the documents incorporated therein by reference, (b) the Preliminary Prospectus Supplement and (c) any free writing prospectuses that have been filed with the Commission by the Company on or prior to the date hereof (collectively, the “Disclosure Package”), along with the Company’s counterpart to this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). The Offering Information may be provided to the Investor by any means permitted under the Act, including in the Final Prospectus Supplement, a free writing prospectus or oral communications.
8. The Company shall have the sole right to accept offers to purchase the Shares and may reject any such offer, in its sole and absolute discretion, in whole or in part. No offer by the Investor to buy Shares will be accepted and no part of the purchase price will be delivered to the Company until the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or a Placement Agent on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest in response to the Investor signing this Agreement will involve no obligation or commitment of any kind until this Agreement is accepted and countersigned by the Company and notice of such acceptance has been sent as aforesaid.
[Signature Page Follows]

Number of Shares:
Aggregate Purchase Price: $
     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: November ___, 2007

INVESTOR

By:

Print Name:

Title:

Address:

Agreed and Accepted
this ___ day of November, 2007:
CITIZENS, INC.

By:
Name:
Title:

ANNEX I
TERMS AND CONDITIONS FOR PURCHASE OF SHARES
     1. Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.
     2. Agreement to Sell and Purchase the Shares; Placement Agents.
          2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.
          2.2 The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”), on the same material terms and conditions as set forth herein. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”
          2.3 Investor acknowledges that the Company has agreed to pay Oppenheimer & Co. Inc. and KeyBanc Capital Markets Inc. (the “Placement Agents”) a fee (the “Placement Fee”) in respect of the sale of Shares to the Investor.
          2.4 The Company has entered into a Placement Agent Agreement, dated November 28, 2007 (the “Placement Agreement”), with the Placement Agents that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. A copy of the Placement Agreement is available upon request.
     3. Closings and Delivery of the Shares and Funds.
          3.1 Closing. The completion of the purchase and sale of the Shares (the “Closing”) will occur at a place and time, to be no later than December 31, 2007 (the “Closing Date”), to be specified by the Company and the Placement Agents, and of which the Investors will be notified in advance by the Placement Agents. At the Closing, (a) the Company will cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, and (b) the aggregate purchase price for the Shares being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.
          3.2 (a) Conditions to the Company’s Obligations. The Company’s obligation to issue the Shares to the Investor will be subject to the receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page and the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

               (b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Shares will be subject to the conditions that (x) the representations and warranties of the Company contained in the Placement Agreement shall be accurate in all material respects, and the obligations of the Company to be fulfilled by it on or prior to the Closing contained herein and in the Placement Agreement shall have been fulfilled, in all material respects, by the Company on or prior to the Closing, and (y) the Placement Agents shall not have: (1) terminated the Placement Agreement pursuant to the terms thereof or (2) determined that the conditions to the closing in the Placement Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Shares that they have agreed to purchase from the Company.
          3.3 Delivery of Funds.
               (a) Delivery by Electronic Book-Entry at The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor through delivery by electronic book-entry at DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the shares being purchased by the Investor to the following account designated by the Company and the Placement Agents pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”) dated as of November 28, 2007, by and among the Company, the Placement Agents and American Stock Transfer & Trust Company (the “Escrow Agent”):

Escrow Agent:	American Stock Transfer and Trust Company
Bank Name:	JPMorgan/Chase
ABA #	021 000 021
Cust A/C #	323 062 539
A/C Name	American Stock Transfer and Trust Company as Escrow Agent for Citizens, Inc.
               Such funds shall be held in escrow until the Closing and delivered by the Escrow Agent on behalf of the Investors to the Company upon the satisfaction, in the sole judgment of the Placement Agents, of the closing conditions set forth in Section 3.2(a) hereof. The Placement Agents shall have no rights in or to any of the escrowed funds, unless the Placement Agents and the Escrow Agent are notified in writing by the Company in connection with the Closing that a portion of the escrowed funds shall be applied to the Placement Fee, as set forth in the Placement Agreement. The Company shall indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages, expenses and claims (including, without limitation, court costs and reasonable attorneys fees) (“Losses”) arising under this Section 3.3 or otherwise with respect to the funds held in escrow pursuant hereto or arising under the Escrow Agreement, unless it is finally determined that such Losses resulted directly from the willful misconduct or gross negligence of, or a material breach of the Escrow Agreement by, the Escrow Agent. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
               The Investor shall also furnish to the Placement Agents a completed W-9 form (or, in the case of an Investor who is not a United States citizen or resident, a W-8 form).

               (b) Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm that the account or accounts at Oppenheimer to be credited with the Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Shares being purchased by the Investor.
          3.4 Delivery of Shares.
               (a) Delivery by Electronic Book-Entry at The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor through delivery by electronic book-entry at DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian (“DWAC”) instructing U.S. Stock Transfer Corporation, the Company’s transfer agent, to credit such account or accounts with the Shares by means of an electronic book-entry delivery. Such DWAC shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by Oppenheimer. Simultaneously with the delivery to the Company by the Escrow Agent of the funds held in escrow pursuant to Section 3.3 above, the Company shall direct its transfer agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.
               (b) Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify Oppenheimer of the account or accounts at Oppenheimer to be credited with the Shares being purchased by such Investor. On the Closing Date, the Company shall deliver the Shares to the Investor directly to the account(s) at Oppenheimer identified by Investor and simultaneously therewith payment shall be made from such account(s) to the Company through DTC.
     4. Representations, Warranties and Covenants of the Investor. The Investor represents and warrants to, and covenants with, the Company and the Placement Agents that:
          4.1 (a) The Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares, (b) the Investor has answered all questions on the Signature Page and the Investor Questionnaire attached hereto as Exhibit A for use in preparation of the Final Prospectus Supplement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date, and (c) in connection with its decision to purchase the number of Shares set forth on the Signature Page, the Investor has received and is relying solely upon the Disclosure Package and the documents incorporated by reference therein.
          4.2 The Investor has been informed, and acknowledges, that no action has been or will be taken in any jurisdiction outside the United States by the Company or either Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense. The Investor has been informed, and acknowledges, that the Placement Agents are not authorized to make and have not made any representation or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the Disclosure Package and the Final Prospectus Supplement.
          4.3 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          4.4 The Investor understands that nothing in this Agreement, the Disclosure Package, the Final Prospectus Supplement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.
          4.5 Since the date that is the tenth (10th) trading day prior to the date of this Agreement, the Investor has not engaged in any transactions in the Company’s securities (including, without limitation, any Short Sales (as defined below) of the Company’s securities), or established or increased any “put equivalent position” as defined in Rule 16(a)-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Company’s securities. Each Investor covenants and agrees that it will not engage in any transactions in the Company’s securities (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. Each Investor covenants and agrees that it will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws.
          For purposes hereof, the term “Short Sales” includes, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.
     5. Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and covenants with, the Investor and the Placement Agents that:
          5.1 The Company has full right, corporate power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a valid and binding obligation of the Company enforceable against the

Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate or articles of incorporation or by-laws (or any analogous documents) of the Company or any subsidiary, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any material lease, contract or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary, or any of their respective properties, is bound, or, to its knowledge, violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any subsidiary.
          5.2 The Registration Statement was declared effective by the Commission on June 22, 2007. The Registration Statement is effective on the date hereof and the Company has not received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The “Plan of Distribution” section in the Time of Sale Prospectus describes the issuance and sale of the Shares. Each part of the Registration Statement, when it became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the date the Base Prospectus, or any amendment or supplement to the Base Prospectus, was or is filed with the Commission and at the Closing Date, the Base Prospectus or any amendment or supplement thereto, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          5.3 The Company shall (i) before the opening of trading on the New York Stock Exchange on the next trading day after the date hereof, issue a press release, announcing the Offering and disclosing all material aspects of the transactions contemplated hereby, and (ii) make such other filings and notices in the manner and time required by the Commission with the respect to the Offering and the transactions contemplated hereby. The Company shall not identify the Investor by name in any press release or public filing, or otherwise publicly disclose the Investor’s name, without the Investor’s prior, written consent, unless required by law or the rules and regulations of any self-regulatory organization to which the Company or its securities are subject.
     6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agents, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor. The Placement Agents shall be third party beneficiaries with respect to the representations, warranties and agreements of the Investor in Section 4 hereof and the Company in Section 5 hereof.

     7. From the date hereof until the date that is 90 days after the Closing Date, the Company will not, directly or indirectly, offer, sell, assign, transfer, pledge, or contract to sell any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, except that (a) the Company may engage in transactions as provided in the Placement Agent Agreement or as consented to in advance by Oppenheimer and (b) the Company may pay dividends to the holders of the Series A-1 Senior Convertible Preferred Stock and/or the Series A-2 Senior Convertible Preferred Stock of the Company in the form of Common Stock pursuant to, and in accordance with, the Amendment to State Series, dated as of July 12, 2004, of the Company, as in effect as of the date hereof.
     8. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

(a)	if to the Company, to:

Citizens, Inc.
400 East Anderson Lane
Austin, Texas 78752
Attention: Rick D. Riley
Phone: (512) 837-7100
Telecopy: (512) 836-9785

with copies (for informational purposes only) to:

JONES & KELLER, P.C.
1625 Broadway, 16th Floor
Denver, CO 80202
Attention: Reid Godbolt
Phone: (303) 573-1600
Telecopy: (303) 573-0769
               (b) if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.
     9. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.
     10. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

     11. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.
     12. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.
     13. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Final Prospectus Supplement.
     14. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement, together with the Final Prospectus Supplement, shall constitute written confirmation of the Company’s sale of Shares to such Investor.
     15. Termination. In the event that the Placement Agreement is terminated by the Placement Agents pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

Exhibit A
CITIZENS, INC.
INVESTOR QUESTIONNAIRE
     Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares: